Item 1



                            UNITED STATES OF AMERICA
                                   BEFORE THE
                       SECURITIES AND EXCHANGE COMMISSION

                                    )
In the Matter of                    )     Certificate Pursuant to Rule 24
                                    )
NORTHWESTERN CORPORATION            )
                                    )
File No. 70-10053                   )
(Public Utility Holding Company Act )
of 1935)                            )



      This is to certify, pursuant to Rule 24 of the Public Utility Holding Company Act of 1935, that the acquisition of all the outstanding units of The Montana Power, L.L.C., as proposed by NorthWestern Corporation ("NorthWestern") in the Application on Form U-1 ("Application") in SEC File No. 70-10053, has been carried out in accordance with the terms and conditions of, and for the purposes as represented by, said Application with respect thereto, except that as described in the Application, NorthWestern will separately, hereafter, take the remaining steps described in the Application regarding the assets of The Montana Power, L.L.C.

      Attached hereto as Exhibits A and B, are the opinions of counsel related to the transaction as described in the Application.


                                    NorthWestern Corporation

                                    By:    /s/ Kipp D. Orme
                                          ------------------------------
                                          Kipp D. Orme
                                          Vice President, Finance and
                                          Chief Financial Officer
                                          NorthWestern Corporation
                                          125 S. Dakota Ave.
                                          Sioux Falls, SD  57104

                                          Date:  February 25, 2002